Exhibit 99.1

LandBridge Announces Agreement to Acquire 46,000 Surface Acres in the Southern Delaware Basin

Acreage offers existing cash flows and significant future revenue growth opportunities

Increases LandBridge holdings to ~272,000 surface acres including previously announced transactions

Concurrent private placement to partially fund transaction

HOUSTON—(BUSINESS WIRE)—LandBridge Company LLC (NYSE: LB) (“LandBridge”) today announced it has entered into a purchase and sale agreement (the “Agreement”) to acquire approximately 46,000 largely contiguous surface acres in the Southern Delaware Basin known as the Wolf Bone Ranch for total consideration of $245 million in cash from a subsidiary of VTX Energy Partners, LLC, a Vitol investment (the “Acquisition”), subject to customary purchase price adjustments and closing conditions.

Located adjacent to LandBridge’s existing surface acreage in Reeves County, Texas, the Wolf Bone Ranch is well-positioned at a strategic intersection of oil and natural gas exploration and transportation, with access to the Waha Gas market hub. The land also supports produced water operations, with current volumes of approximately 300 MBbls/d serviced by infrastructure owned and operated by VTX Energy, as well as assets owned and managed by WaterBridge Operating LLC, an affiliate of LandBridge and a leading water midstream platform (“WaterBridge”). Pursuant to the Agreement, VTX Energy has agreed to a minimum annual revenue commitment to LandBridge of $25 million for the next five years.

“This acquisition demonstrates our continued commitment to our active land management strategy across the Delaware Basin, and we see significant opportunities for a broad range of industrial development and revenue growth on the Wolf Bone Ranch,” said Jason Long, Chief Executive Officer of LandBridge. “These opportunities include commercial real estate opportunities along the over seven miles of Highway 285 frontage and potential digital infrastructure and renewable energy projects.”

LandBridge expects to fund the purchase price of the Acquisition with a portion of the net proceeds from the Private Placement (as defined below) and borrowings under its debt facilities.

LandBridge also today announced that it has entered into agreements to issue 5,830,419 Class A shares representing limited liability company interests, at a price of $60.03 per Class A share, in a private placement to select institutional and accredited investors constituting a group of both new and existing shareholders (the “Private Placement”). LandBridge expects to use approximately $200 million of the net proceeds from the Private Placement to partially fund the Acquisition, with the balance of such net proceeds being used to redeem or repurchase (the “Redemption”) units representing membership interests in DBR Land Holdings LLC (along with the cancellation of a corresponding number of Class B shares representing limited liability company interests of LandBridge) that are held by LandBridge Holdings LLC, an affiliate of Five Point Energy. The securities offered in the Private Placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from, or a transaction not subject to, the registration requirements of the Securities Act and applicable state laws.

The closing of the Private Placement is conditioned upon, and subject to, the closing of the Acquisition; however, the Acquisition is not conditioned upon, or subject to, the closing of the Private Placement. The closing of both the Acquisition and the Private Placement is expected to take place in the fourth quarter of 2024.

Goldman Sachs & Co. LLC is acting as the lead placement agent, and Barclays Capital Inc. is acting as a placement agent, in connection with the Private Placement.

In order to facilitate the Private Placement, Goldman Sachs & Co. LLC and Barclays Capital Inc., in their capacities as representatives of the several underwriters of LandBridge’s recent initial public offering, have agreed to waive the lock-up restrictions with respect to the securities offered by LandBridge pursuant to the Private Placement and the securities to be redeemed or repurchased pursuant to the Redemption.

Additional information regarding the details of the Acquisition can be found on the Investors section of LandBridge’s website at https://ir.landbridgeco.com/overview/default.aspx.

About LandBridge

LandBridge owns approximately 221,000 surface acres across Texas and New Mexico, located primarily in the heart of the Delaware sub-basin in the Permian Basin, the most active region for oil and natural gas exploration and development in the United States. LandBridge actively manages its land and resources to support and encourage oil and natural gas production and broader industrial development. Since its founding in 2021, LandBridge has served as one of the leading land management businesses within the Delaware Basin. LandBridge was formed by Five Point Energy LLC, a private equity firm with a track record of investing in and developing energy, environmental water management and sustainable infrastructure companies within the Permian Basin.

About Five Point

Five Point Energy is a private equity firm focused on building businesses within the environmental water management, surface management and sustainable infrastructure sectors. The firm was founded by industry veterans who have had successful careers investing in, building, and running midstream infrastructure companies. Five Point’s strategy is to buy and build assets, create companies, and grow them into sustainable enterprises with premier management teams and industry-leading E&P partners. Based in Houston, Five Point targets equity investments up to $1 billion and has approximately $7 billion of assets under management across multiple investment funds. For more information about Five Point Energy, please visit: www.fivepointenergy.com.

About Vitol

Vitol is a leader in the energy sector with a presence across the spectrum: from oil to power, renewables and carbon. Vitol trades 7.3 mmbpd of crude oil and products, and charters around 6,000 sea voyages every year.

Vitol's counterparties include national oil companies, multinationals, leading industrial companies and utilities. Founded in Rotterdam in 1966, today Vitol operates from some 40 offices worldwide and is invested in energy assets globally including: 105 mmbbls of storage globally, roughly 800 mbpd of refining capacity, over 9,000 service stations and more than $2.5 billion committed to a growing portfolio of transitional and renewable energy assets. Revenues in 2023 were $400 billion. For more information about Vitol, please visit www.vitol.com.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on LandBridge’s current beliefs, as well as current assumptions made by, and information currently available to, LandBridge, and therefore involve risks and uncertainties that are difficult to predict. Generally, future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” and the words “believe,” “anticipate,” “continue,” “intend,” “expect” and similar expressions identify forward-looking statements. These forward-looking statements include any statements regarding the Acquisition, including the ability of the parties to consummate the Acquisition in a timely manner, or at all, satisfaction of the conditions precedent to the consummation of the Acquisition, including the ability to secure regulatory approvals in a timely manner or at all, the expected benefits of the Acquisition, including expected accretion, integration plans, synergies, opportunities and anticipated future performance, and the Private Placement and the use of proceeds therefrom. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, many of which are beyond our control.

Forward-looking statements include, but are not limited to, strategies, plans, objectives, expectations, intentions, assumptions, future operations and prospects and other statements that are not historical facts, including our estimated future financial performance. You should not place undue reliance on forward-looking statements. Although LandBridge believes that its plans, intentions and expectations reflected in or suggested by any forward-looking statements made herein are reasonable, LandBridge may be unable to achieve such plans, intentions or expectations and actual results, and its performance or achievements may vary materially and adversely from those envisaged in this press release due to a number of factors including, but not limited to: our customers’ demand for and use of our land and resources; the success of our affiliates, including WaterBridge and Desert Environmental LLC, in executing their business strategies, including their ability to construct infrastructure, attract customers and operate successfully on our land; our customers’ willingness and ability to develop our land or any potential acquired acreage to accommodate any future surface use developments, such as the

Wolf Bone Ranch; the domestic and foreign supply of, and demand for, energy sources, including the impact of actions relating to oil price and production controls by the members of the Organization of Petroleum Exporting Countries, Russia and other allied producing countries with respect to oil production levels and announcements of potential changes to such levels; our ability to enter into favorable contracts regarding surface uses, access agreements and fee arrangements, including the prices we are able to charge and the margins we are able to realize; the initiation or outcome of potential litigation; our ability to continue the payment of dividends; our ability to successfully implement our growth plans, including through any future acquisitions of acreage, including the Acquisition, and/or introduction of new revenue streams; and any changes in general economic and/or industry specific conditions, among other things. These risks, as well as other risks associated with LandBridge, are also more fully discussed in our filings with the U.S. Securities and Exchange Commission. Except as required by applicable law, LandBridge undertakes no obligation to update any forward-looking statements or other statements included herein for revisions or changes after this communication is made.

No Offer or Solicitation

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Contacts

Scott McNeely

Chief Financial Officer

LandBridge Company LLC

Contact@LandBridgeco.com

Media
Daniel Yunger / Nathaniel Shahan
Kekst CNC
kekst-landbridge@kekstcnc.com